UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

___________________________________________________________________________


                                  FORM 8-K

___________________________________________________________________________

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934
    Date of Report (date of earliest event reported): September 14, 2006

___________________________________________________________________________

                     LIBERTY DIVERSIFIED HOLDINGS, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                                   Nevada
               (State or Other Jurisdiction of Incorporation)

     000-254888                                             04-2392188
(Commission File Number)                  (IRS Employer Identification No.)

2100 West Orangewood Avenue, Suite 220
     Orange, California                                            92868
(Address of Principal Executive Offices)                         (Zip Code)


                               (949) 376-4846
            (Registrant's Telephone Number, Including Area Code)

                               Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)


___________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

     A. On September 12, 2006, the Company entered into the following three employment agreements, which agreements were amended as of September 16, 2006. The employment agreements include significant potential obligations to issue Company securities to the employees in the future:

     DR. MICHAEL BROWN
     Appointment as President of the Company
     - A base salary of $5,000 per month which shall begin only when the Company raises $2 million to fund its MCR Printing and Packaging subsidiary;
     - Ongoing agreement to issue Company shares to Brown without additional consideration so long as he is an employee of the Company such that his ownership always equals no less than 2% of the outstanding securities on an as if converted basis;
     - At such time as he does not serve as an employee of the Company, the Company shall be obligated to continue to issue Company shares to him without additional consideration from him such that his shares always equal at least 1% of the outstanding securities on an as if converted basis;
     - If he is terminated without Cause (as defined in the agreement) he shall continue to receive salary and benefits for a three month period;
     -    Signing bonus of 2,000,000 shares of Series A Preferred Stock;
     -    Five year term; and
     -    Automobile allowance of $500 a month.

     MARIO RAMIREZ

     Appointment as VP of Manufacturing Acquisitions and Subsidiaries:
     - Ongoing agreement to issue Company shares to Ramirez without additional consideration so long as Ramirez is an employee of the Company such that his shares always equal no less than 5% of the outstanding securities on an as if converted basis;
     - At such time as Ramirez does not serve as an employee of the Company, the Company shall be obligated to continue to issue Company shares to Ramirez without additional consideration from Ramirez such that his shares always equal at least 2.5% of the outstanding securities on an as if converted basis;
     - If Ramirez is terminated without Cause (as defined in the agreement) or leaves for Good Reason (as defined in the Agreement), he shall receive a lump sum payment of the present value of his remaining performance bonus;


     - Eligible for quarterly general bonus consistent with industry standards;
     - Eligible for a one time performance bonus' based upon the size of revenues, assets and profitability of each acquisition and a quarterly performance bonus based upon the revenues, assets and profitability of each subsidiary which he recommended and which he supervises;
     -    Five year term; and
     -    Signing bonus of 3,000,000 shares of Series A Preferred Stock.

     RONALD C. TOUCHARD
     Appointment as Chief Executive Officer and Chairman of the Board of
     Directors:
     -    A base salary of $15,000 per month;
     - Ongoing agreement to issue Company shares to Touchard without additional consideration so long as Touchard is an employee of the Company such that his shares always equal no less than 7% of the outstanding securities on an as if converted basis;
     - At such time as Touchard does not serve as an employee of the Company, the Company shall be obligated to continue to issue Company shares to Touchard without additional consideration from Touchard such that his shares always equal at least 3.5% of the outstanding securities on an as if converted basis;
     - If Touchard is terminated without Cause (as defined in the agreement) or leaves for Good Reason (as defined in the Agreement), he shall receive a lump sum payment of 6 months salary, future bonuses for such period, and a tax gross up payment;
     - Eligible for quarterly general bonus consistent with industry standards;
     - Eligible for a performance bonus if actual Company performance equals or exceeds projections approved by the Board for such year of (i) 50% of base salary on the last day of the fiscal year and
          (ii) the product of base salary multiplied by the percentage by which the Company's actual net income for such fiscal year exceeded its projected net income for such fiscal year if any;
     -    Five year term;
     -    A permanent seat on the Board of Directors;
     -    Signing bonus of 6,000,000 shares of its Series A Preferred
          Stock; and
     -    Automobile allowance of $975 a month.

     Each employee above amended his employment agreement as of September 16, 2006 to provide for (i) the signing bonus set forth above, (ii) the dilution calculation will be continually adjusted pro rata for any of them who sells or transfers Company securities (iii) each employee's ownership of Company securities includes securities owned or controlled by family members of the employee and (iv) for purposes of determining the outstanding shares for anti-dilution, the Series D preferred will be counted as 800,000 shares of common stock and will continue to counted at that number until such time as the Series D preferred is converted. The Series D preferred actual rate of conversion is variable, contingent upon the market value of the Company's common stock at the time of conversion. Each 100,000 share block shall be valued at $1,000,000. The number of shares of common stock into which the 100,000 share block may be converted shall equal 1,000,000 divided by the market price of the Company's common stock at the time of conversion. The market price is the ten day weighted average trading price of the common stock, with a ceiling of $1.00 and a floor of $0.05 for the purposes of the conversion.

     B. Amendment of Stock Purchase Agreement

     On September 12, 2006, the parties executed Amendment No. 4 to Stock Purchase Agreement which reflected the purchase of MCR Packaging and Printing Corp by the Company. The MCR business is the Company's key operating subsidiary. This amendment limits seller's right of rescission under the agreement. As amended, the seller (controlled by our officer and director Mario Ramizez) can rescind only if the Company does not raise $2 million to finance its operations by January 31, 2007.

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

     On September 12, 2006, the Company agreed to acquire of all of the stock of Innovative Packaging Technologies, Inc (IPTI). The acquisition was accomplished on September 14, 2006 by a merger whereby IPTI became a wholly owned subsidiary of the Company. All of the shares of IPTI were exchanged for 16,250,000 shares of the Company's common stock; 15,437,500 of which were issued to Utek. Following the acquisition, Utk will own approximately 35% of the outstanding common stock of the Company. Further, the acquisition agreement provides that if management receives in excess of certain share amounts as compensation during the 12 months following the acquisition, Utek must be issued additional shares of the Company's common stock. The issuances described in Item 1.01 DO NOT trigger a share issuance because the Series A Preferred is not convertible during said 12 month period.

     IPTI contains two licenses for technologies developed by researchers at the University of Arkansas. The first technology, "Edible Film", is an all-natural, edible antimicrobial packaging film, which has been designed to protect consumers against common food-borne illnesses caused by pathogens such as Salmonella and E. coli. IPTI also contains a license for a variable image packaging film that can potentially double the viewable surface area of packaging products by allowing the film to transmit two separate images. A change in the perceived image is accomplished using a series of lenticular lenses to compress areas of an original image and refract them at a specified angular range, achieving a 'flash' effect for customers traveling past the products.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

     The Company issued 16,250,000 shares of its common stock in the acquisition of IPTI discussed in Item 2.01 above in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The following conditions were all met with respect to this transaction: (1) we did not advertise this issuance in any public medium or forum, (2) we did not solicit any investors with respect to this issuance, (3) we did not publicize any portion of the purchase or sale of the shares issued and (4) none of the shares issued were offered in conjunction with any public offering.


     The Company agreed to issue 11,000,000 shares of its Series A Preferred, 6,000,000 to its Chief Executive Officer, 3,000,000 to its VP Manufacturing Acquisitions and Subsidiaries and 2,000,000 to its President, each in connection with his amended employment agreement described herein. The Company also agreed to issue an unknown number of shares to each of Messrs Touchard, Ramirez and Brown in the future in order to maintain a specified percentage ownership in the Company. These securities were issued in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

Item 5.02. Departure of Directors or Principal Officers; Election or Directors; Appointment of Principal Officers.

     On September 12, 2006, the Company appointed Dr. Michael Brown to its Board of Directors and on September 12,2006 appointed him to the office of the Company's President. Dr. Brown's employment agreement is described in
Item 1 above. The Company's CEO Ronald C. Touchard previously served as both president and CEO; Mr. Touchard resigned his office of President on the same day.

     Dr. Brown was the co-founder and President of Huron Valley Institute; from 1974 to 1981 he built and then later sold one of the largest private psychological and training institutes in the country. In 1977 he founded Spectrum Psychological Services, a national non-profit educational program providing training seminars for business, sales and helping professionals, where he held the positions of President and Director of Training from 1978 to 1986. From 1986 through 1998 he was Sr. Vice President of Kahler Communications, Inc., an international consulting, training and development company specializing in management communications, motivation, and leadership training. From 1998 to 2001 he was Vice-President of Sales & Marketing for I-Network International. Dr. Brown's affiliation with the Company began in 2001 when he, along with Mr. Touchard and others, co-founded one of Liberty's former subsidiaries, and he assumed the position of Vice-President of Communications.

     Dr. Brown is also an internationally known author, trainer, and consultant. His books have been translated into seven languages, and he has trained and lectured extensively throughout the U.S. and Europe. Dr. Brown received his Ph.D. from Michigan State University and has held teaching positions at several colleges and universities. For more than 30 years he has been training trainers and developing consulting and training programs for all levels of management development, encompassing such areas as Personality Management, Sales, Process Communication, Leadership Development, Team-Building, Managing Change, and others. Most recently, Dr. Brown has been applying his knowledge and expertise in the areas of Organizational Change, Adult Development and Managing Life/Career Transitions.

     On September 12, 2006, Mr. Mario Ramirez, currently a director of the Company, was appointed to the newly created VP of Manufacturing
Acquisitions and Subsidiaries. The terms of his employment agreement are described in Item 1 above.


Item 9.01 Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.
          --------------------------------------------
          [ ] Registrant intends to file the financial statements of Innovative Packaging Technologies, Inc. no later than 71 calendar days after the date of filing of this initial report on Form 8-K as required pursuant to Rule 3-05(b) of Regulation S-X.

     (b)  Pro forma financial information.
          --------------------------------
          [ ] Registrant intends to file the pro forma financial information no later than 71 calendar days after the date of filing of this initial report on Form 8-K as required pursuant to Article 11 of Regulation S-X.

     (c)  Exhibits
          --------

     10.1 Agreement and Plan of Acquisition by and between Registrant and Utek Corporation dated September 12, 2006.

     99.1 Press Release dated September 18, 2006.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              LIBERTY DIVERSIFIED HOLDINGS, INC.

Date: September 20, 2006      By: /s/ Ronald C. Touchard
                              ---------------------------------------------
                              Ronald C.  Touchard,
                              Chief Executive Officer